UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 8, 2005

Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)

(248) 813-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On Wednesday, June 8th, Delphi Corporation’s (the “Company” or “Delphi”) Audit Committee of the Board of Directors, together with legal counsel and representatives from PricewaterhouseCoopers LLP, met with the Company’s independent auditors, Deloitte & Touche LLP, to discuss the results of its independent investigation. The Company confirmed that it intends to issue restated financial statements and become current in its periodic reporting obligations on or before June 30th. However, as detailed more fully below, the Audit Committee concluded that the Company did not accurately disclose to credit ratings agencies, analysts or the Board of Directors the amount of sales of accounts receivable or factoring arrangements from the date of its separation from General Motors until year-end 2004. The Company believes these sales were properly accounted for under U.S. GAAP and therefore these findings should not impact amounts set forth in the Company’s consolidated financial statements. Deloitte & Touche LLP is in the process of auditing the accounting for these factoring arrangements. There were, however, inaccuracies in previously disclosed non-GAAP measures of Delphi’s net liquidity. Following its review, the Audit Committee accepted the resignations of the Company’s current Treasurer, Pam Geller and John Blahnik, its former Vice President of Treasury, Mergers & Acquisitions.

John Arle, 57, has been named Vice President and Treasurer, effective immediately, and will report to John Sheehan, Delphi’s Acting Chief Financial Officer. Arle remains a member of the Delphi Strategy Board. He was previously Vice President of Delphi’s Corporate Audit Services. Derek Kolano, 33, will serve as Acting Director of Delphi’s Corporate Audit Services until Arle’s successor is named.

ITEM 8.01 OTHER EVENTS

Since its inception, the Company has had factoring facilities in Europe and uses these facilities as a source of short-term liquidity. However, in presentations of supplemental non-GAAP measures of net liquidity prepared for the Board of Directors, credit rating agencies and analysts through the third quarter of 2004, the Company did not accurately disclose the extent of its use of these sources of financing. This inaccuracy was known to Company personnel. The exhibit attached to this filing sets forth the amount of factoring in each quarter included as non-GAAP debt in presentations of net liquidity to ratings agencies and other constituencies, and the amount that remained undisclosed. As indicated by the chart, over the course of 2004, the Company began disclosing in its non-GAAP net liquidity presentations increasing portions of its sales of accounts receivable in Europe. However the amounts disclosed were much smaller than the actual amount of sales of accounts receivable in Europe, and the full amounts were not disclosed until year-end 2004.

The non-GAAP measure of net liquidity the Company discusses with credit rating agencies and other financial constituents is provided as supplementary information to its audited consolidated financial statements. The Audit Committee’s investigation has not identified inaccurate disclosures of net liquidity at year-end 2004 or thereafter.

The Company has reviewed this matter with its lead arrangers involved in its current financing transaction. After consideration of the matter, the banks expressed their continued full support of Delphi. The refinancing is currently over-subscribed with a total facility size of $2.8 billion, which is within the previously expected $2.5 - $3.0 billion range, and is expected to close by June 15, 2005.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following exhibit is being filed as part of this Report.

Exhibit
Number	Description
99 (a)	Delphi Net Liquidity (non-GAAP measure) for the years 1999 through 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: June 9, 2005	By:	/s/ JOHN D. SHEEHAN
(John D. Sheehan, Acting Chief Financial Officer, Chief Accounting Officer and Controller)

EXHIBIT INDEX

Exhibit
Number	Description
99 (a)	Delphi Net Liquidity (non-GAAP measure) for the years 1999 through 2004